As filed with the Securities and Exchange Commission on August 4, 2015

Registration No. 333-204070

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________

Amendment No. 3
to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_________________________

BMP HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	8129	47-1945113
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

381 W. Mountain Road
Ridgefield, Connecticut 06877
(203) 240-9910

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

_________________________

Registered Agent Inc.
1521 Concord Pike, #303
Wilmington, Delaware 19803
302-288-0670

(Name, address, including zip code, and telephone number, including area code, of agent for service)

As soon as practicable after the effective date of this Registration Statement

(Approximate date of commencement of proposed sale to the public)

_________________________

With a copy to:
Joseph J. Tomasek, Esq.
Of Counsel
Mintz and Fraade, LLP, P.C., 488 Madison Avenue, New York, New York 10022
Telephone: 973-224-1061; E-Mail: jtoma4368@aol.com

_________________________

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐		Accelerated filer ☐
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount Being Registered(1)	Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Common stock, par value $0.0001 per share	168,000	$0.15	$25,200	$3.00

____________

(1)   Represents shares of our common stock being registered for resale by the selling security holders. There are also being registered such indeterminable additional securities as may be issued by reason of stock splits, stock dividends and similar transactions.

(2)   The Offering price of the common stock offered hereunder has been arbitrarily determined by the Company and bears no relationship to any objective criterion of value. The price does not bear any relationship to the assets, book value, historical earnings or net worth of the Company. The fixed price of $0.15 has been determined as the selling price based upon the original purchase price paid by the selling shareholders of $0.01 plus an increase based on the fact the shares will be liquid and registered. In determining the Offering Price, the Company considered such factors as the prospects, if any, of similar companies, the previous experience of management, the Company’s anticipated results of operations, the present financial resources of the Company, and the likelihood of acceptance of this Offering.

(3)   The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o).

THE REGISTRANT AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, , 2015

BMP Holdings Inc.

168,000 Shares of Common Stock

$.15 per share

This prospectus relates to the public offering of up to 168,000 shares of common stock, par value $.0001 per share, of BMP Holdings Inc. (“Common Stock”), by thirty-two (32) selling shareholders (the “Selling Shareholders”). The Selling Shareholders may sell their shares of Common Stock as set forth in “Plan of Distribution” at page 20 of this prospectus. The Company will not receive any of the proceeds from the sale of these shares. The shares were acquired by the selling security holders directly from us in a private offering of our common stock that was exempt from registration under the securities laws.

The Selling Shareholders are offering the Common Stock pursuant to this Prospectus, of which the Registration Statement is a part. The Selling Shareholders will receive all the proceeds from the sale of the Common Stock and we will not receive any of the proceeds from the sale of Common Stock by the Selling shareholders. The Selling Shareholders are offering the Common Stock at an initial price of $0.15 per share, until such time as our Common Stock is traded on the OTC Bulletin Board (the “OTCBB”) and thereafter at the prevailing market price or in privately negotiated transactions pursuant to our Plan of Distribution. We intend to contact an authorized OTCBB market maker for sponsorship of our securities on the OTCBB, upon effectiveness of this registration statement, however, there is no guarantee our common stock will be accepted for quotation on the OTCBB. If our common stock becomes quoted on the OTCBB or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale.

The selling security holders may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, with respect to their shares being offered hereby.

We have agreed to bear all expenses, other than transfer taxes of registration, incurred in connection with this offering, but all commissions, selling and other expenses incurred by the selling security holders to underwriters, agents, brokers and dealers will be borne by them. There is no minimum amount of securities that may be sold. There are no underwriting commissions involved in this offering. Selling security holders will pay no offering expenses.

The Selling Shareholders intend to sell their shares at $0.15 per share. We determined this offering price arbitrarily by adding a $0.14 premium to the sale price of our common stock to our initial investors. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

We are an “emerging growth company” under applicable Securities and Exchange Commission rules and will be subject to reduced public company reporting requirements.

An investment in these securities involves a high degree of risk. Please carefully review the section titled “Risk Factors” beginning at page 8 for a discussion of risks to consider before purchasing our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this Prospectus is not complete and may be changed. The selling security holders may not distribute or otherwise sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

THE DATE OF THIS PRELIMINARY PROSPECTUS IS       , 2015

PROSPECTUS SUMMARY INFORMATION

You should read the following summary together with the more detailed information about our company and the common stock being registered in this offering and our financial statements and the notes to those statements included elsewhere in this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account References in this prospectus to “we,” “our,” “us”, “BMP” and the “Company” refer to BMP HOLDINGS INC.

Organizational History

We were incorporated on August 4, 2014, under the laws of the State of Delaware. Our principal executive office is located at 381 W. Mountain Rd., Ridgefield, Connecticut 06877; our telephone number is (203) 403-2399. On January 1, 2015 we acquired our operating business in a transaction in which we exchanged 5,000,000 shares of common stock for an assignment of 100% of the ownership interest in Buddhi Mat LLC (“BM LLC”) pursuant to a certain contribution agreement. The sole owner of BM LLC was its founder, Henry Sargent, the previous single member of BM LLC, who, as a result of the contribution agreement, is now our controlling stockholder, sole officer and sole director. The Company commenced operating its business through BM LLC, now its wholly owned subsidiary. BM LLC was formed by Mr. Sargent as a limited liability company in the State of Connecticut in June 2009, and it offers yoga and fitness classes to the general public. Our fiscal year end is December 31.

We are an emerging growth company. The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has incurred consecutive negative cash flows from operations. The ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital, and ultimately, the achievement of significant operating revenues over operating expenses. The accompanying financial statements do not include any adjustments that might be required should the Company be unable to recover the value of its assets or satisfy its liabilities.

Our website is www.buddhimatyoga.com. The information accessible through our websites is not part of, and is not incorporated, into this prospectus. We are not a blank check corporation. Section 7(b)(3) of the Securities Act of 1933, as amended defines the term “blank check company” to mean, any development stage company that is issuing a penny stock that, “(A) has no specific plan or purpose, or (B) has indicated that its business plan is to merge with an unidentified company or companies.” We, through our subsidiary, have operated our business for approximately five years as of the date of this prospectus. We have no present plans, agreements or understandings to be acquired or to merge with another company nor do we, nor any of our shareholders, have any plans to enter into a change of control or similar transaction.

JOBS Act — Emerging Growth Company Status

We are an “emerging growth company” as defined in Section 3(a) of the Exchange Act (as amended by the JOBS Act, enacted on April 5, 2012). The United States Congress passed the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), which provides for certain exemptions from various reporting requirements applicable to public companies that are reporting companies and are “emerging growth companies.” We will continue to qualify as an “emerging growth company” until the earliest to occur of: (a) the last day of the fiscal year during which we have total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every five years by the SEC) or more; (b) the last day of our fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement under the Securities Act; (c) the date on which we have, during the previous three-year period, issued more than $1,000,000,000 in non-convertible debt; or (d) the date on which we are deemed to be a “large accelerated filer,” as defined in Exchange Act Rule 12b–2. Therefore, we expect to continue to be an emerging growth company for the foreseeable future.

For so long as we are an emerging growth company, we will not be required to:

•      have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•      provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

•      comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•      submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

•      disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we are choosing to “opt out” of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

Our Business

BMP Holdings Inc., through our wholly-owned subsidiary BM LLC, provides fitness and yoga classes at its studio to the general public. The studio is located in Ridgefield, Connecticut. Although BMP Holdings Inc. intends to expand its business operations, initially, through the opening or acquisition of additional yoga and fitness studios in the tri-state area, we do not currently have any funds or funding commitment to do so.

THE OFFERING:

Securities Being Offered by Selling Shareholders

168,000 shares of common stock. The Selling Shareholders named in this prospectus are offering up to 168,000 shares of our common stock at a fixed price of $0.15 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We will not receive any of the proceeds from the sale of shares of our common stock offered by the Selling Stockholders.

Offering Price	The Selling Shareholders will sell their shares at $0.15 per share. We determined this offering price arbitrarily by adding a $0.14 premium to the initial sale price of our common stock to investors.

Use of Proceeds	We will not receive any proceeds from this Selling Shareholders Offering.

This Offering

Shares of Common Stock, $0.0001 Par Value per Share, Offered by the Selling Security Holders:	168,000 shares

Shares of Common Stock, $0.0001 Par Value per Share, Outstanding Prior to this Offering:	5,168,000 shares

Shares of Common Stock, $0.0001 Par Value per Share, Outstanding after this Offering:	5,168,000 shares

Terms of the Offering:	The selling security holders will determine when and how they will sell the common stock offered pursuant to this Prospectus.

Termination of the Offering:

This offering will conclude when all of the 168,000 shares of common stock have been sold by the Selling Shareholders either through this Prospectus or pursuant to Rule 144 promulgated under the Securities Act, or any other rule of similar effect.

Use of Proceeds:

We will not receive any of the proceeds from the sale of shares of common stock by the selling security holders identified in this Prospectus. The selling security holders will receive all net proceeds from the sale of the shares of our common stock offered by this Prospectus.

Risk Factors:

An investment in our common stock is subject to significant risks. You should carefully consider the information set forth in the section titled “Risk Factors” beginning on page 8 as well as other information set forth in this Prospectus, including our financial statements and related notes.

Dividend policy:	We have not paid any dividends on our common stock since our inception, and we do not anticipate the declaration or payment of any dividends at any time in the foreseeable future.

Summary Financial Data

The following financial data should be read in conjunction with the financial statements and the notes thereto included elsewhere in this Prospectus and in the information set forth in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

SUMMARY FINANCIAL INFORMATION

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

As of December 31, 2014 (Audited)
BALANCE SHEET
Total Assets	$166,525
Total Liabilities	$26,373
Member’s Deficit	$140,152
INCOME STATEMENT
Revenue	$141,226
Total Expenses	$227,600
Net Income (Loss)	$(86,374)

As of December 31, 2013 (Audited)
BALANCE SHEET
Total Assets	$195,112
Total Liabilities	$32,232
Member’s Deficit	$162,880)
INCOME STATEMENT
Revenue	$201,863
Total Expenses	$246,350
Net Loss	$(44,487)

RISK FACTORS

You should carefully consider the risks described below before investing in our common stock.

Risks Related to Our Business

We are an emerging growth company with limited operating history on which you can base your decision to invest in our Company.

Our Company was incorporated in August 2014, which makes an evaluation of us extremely difficult. Through our wholly owned subsidiary, we operate a yoga studio open to the general public located in Ridgefield, Connecticut. We may never become profitable or generate any significant increase in revenues so potential investors have a high probability of losing their investment. There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Our future operating results will depend on many factors, including our ability to raise adequate working capital, increased demand for our yoga and fitness classes, the level of our competition in our geographic area, and our ability to attract and maintain key management, employees and customers.

Our auditors state that our ability to continue as a going concern will depend upon our ability to raise additional capital.

Our auditors’ report reflects the fact that the financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has incurred consecutive negative cash flows from operations and its working capital is also at a negative position after removing related party loans. The ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital, and ultimately, the achievement of significant operating revenues over operating expenses. The accompanying financial statements do not include any adjustments that might be required should the Company be unable to recover the value of its assets or satisfy its liabilities. You should not invest in us unless you can afford to lose your entire investment.

Because consumer spending on fitness and yoga classes is typically discretionary, we may be particularly affected by general economic conditions.

Consumer spending on fitness and yoga classes is typically discretionary and may be particularly affected by negative trends in the general U.S. economy and the fitness and wellness industry. The success of our operations depends to a significant extent upon a number of factors relating to consumer spending, including economic conditions affecting discretionary spending (such as income outlook, business conditions, interest rates and the availability of credit and taxation) for the economy as a whole and in regional and local markets. Any further deterioration in general economic conditions could have a material adverse effect on our business, financial condition and results of operations.

Because we are an “Emerging Growth Company” our disclosure obligations will be curtailed.

We are an “emerging growth company,” and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•      have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•      provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

•      comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•      submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on- frequency;” and

•      disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. Even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company. For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or auditor attestation of internal controls over financial reporting.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Our industry is highly competitive and as a smaller reporting company we may be at a disadvantage to our competitors.

The fitness and yoga industry is highly competitive in general. Although our targeted marketplace is the Northeast region where we compete primarily with “mom and pop” exercise and fitness facilities, which are typically comprised of smaller family or individually owned and operated centers, we may have to compete in the future against larger competitors that have greater financial resources and name recognition than we have. We anticipate facing a high level of competition when opening new facilities for customers, securing prime leasehold locations where we wish to open our fitness and yoga centers, and attracting and retaining qualified employees. Many aspects of our business model are not proprietary and, if they prove successful, may be replicated by others. We cannot prevent such competitors from entering the markets in which we seek to open new centers. In addition, we face competition for our on-site yoga sessions and classes from retail consumer outlet products such as streaming services through the internet, yoga video DVD’s and television channel programs. Consumers can purchase yoga instructional videos and audio products online from national retailers such as amazon.com, yoga.org, and yogaoutlet.com, as well as through the websites of nationally known yoga instructors such as Bryan Kest, Shiva Rea, Baron Baptiste and Rodney Yee. In fact, we offer for sale yoga audio products via download through our website, www.buddimatyoga.com, which sales are diminimus and represent a non-material portion of our sales revenue. Moreover, we believe that these retail yoga outlet products attract a different and more cost-conscious consumer than those who attend live, instructor-led on-site classes and sessions such as offered at our Ridgefield, Connecticut facility. Accordingly, we do not anticipate that these retail consumer outlet products will represent any material competition or risk to our classroom oriented yoga business.

Further, because our industry is particular sensitive to cost increases and consists of mostly non-public reporting companies we may be at a competitive disadvantage because of our reporting obligations. We face additional expenses, which a non-public restaurant business does not, including:

•      quarterly and annual PCAOB auditor fees;

•      EDGAR filing fees; and

•      legal and consulting fees related to our ongoing SEC compliance and reporting obligations.

Our non-public competitors do not incur these costs, which puts us at a competitive disadvantage. We estimate that these expenses will aggregate to approximately between $25,000 to $50,000 annually and we expect them to increase in the future. As our business continues to grow and develop our financial statements and our SEC filings will become more complex, which we estimate will cause these compliance expenses to continue increasing annually, potentially substantially. If we are unable to effectively compete on a continuing basis or unforeseen competitive pressures arise, such inability to compete could have a material adverse effect on our business, results of operations, and overall financial condition.

We need to raise additional capital. Failure to secure adequate financing may prevent us from generating sufficient levels of revenue which could cause our business to fail.

Our operations to date have been primarily funded by revenues and contributions from our sole officer and director. We will require additional capital to effectively support our current facility and to open a second facility. We estimate that we will need to generate at least $75,000 to $100,000 in aggregate financing to support our current Ridgefield facility during the fiscal year ending December 31, 2015, and at least $250,000 to open a second fitness and yoga center. Further, in order to proceed with our long-term plans, we anticipate that over time we will need to generate up to $1 million in additional financing.

We have not identified any potential sources from whom to obtain these additional capital funds. Accordingly, we cannot provide any assurances that we will identify any such funding sources or, if we do, whether we can receive a sufficient amount of funding from them in a timely manner to meet our financial requirements. As such, we are continuing to have discussions and explore alternative methods and sources of financing including the future sale of our common stock.

If we are not able to obtain sufficient additional financing, we may have to cease operations and investors will lose their entire investment.

Many of our clients are price sensitive, and if the prices we charge for our services are unacceptable to them, our operating results will be harmed.

Many of our clients are price sensitive. As the market for our services matures, or as new competitors introduce new services that compete with ours, we may be unable to renew our arrangements with existing clients or attract new clients at the same price or based on the same pricing model as previously used. As a result, it is possible that competitive dynamics in our market may require us to change our pricing model or reduce our prices, which could have a material adverse effect on our plan of operations and financial condition.

Our sole officer and sole director is not required to devote his full time to our business.

Our sole officer and director, Henry Sargent, is involved in other business ventures separate and apart from his activities on our behalf, creating a potential conflict between Mr. Sargent’s time commitment to our business affairs and his time commitments to his other business activities. Mr. Sargent currently devotes approximately fifteen (15) hours per week to our business. As a result of Mr. Sargent’s other obligations, there is a substantial risk that he will not devote as much time as is necessary to our operations, which may harm our business and operating results.

Because our sole executive officer, Henry Sargent, devotes a limited amount of his time to our operations our business could fail if he is unable or unwilling to devote a sufficient amount of time to our business.

The responsibility of managing our core business, securing the financing necessary to support our current facility and open a second fitness and yoga facility, and fulfilling the reporting requirements of a public company all fall upon our executive officer, Henry Sargent. Mr. Sargent presently dedicates approximately 25% of his professional time to our operations, or between 10 and 15 hours per week.

We have not formulated a plan to resolve any possible conflict of interest between Mr. Sargent’s time commitment to our business and his time commitments to his other business activities. In addition, it is important to note that as of the date of this prospectus, Mr. Sargent owned 5,000,000 shares of our common stock or approximately 96.74% of all eligible votes in all corporate voting matters. Mr. Sargent presently is not under an employment agreement with any of his business interests. If he were to enter into such an agreement with an outside business interest, he could be forced to resign from our business or devote even less time to our business interests than he presently does.

In addition to the foregoing, we also rely especially heavily on Mr. Sargent’s knowledge and experience to further our business development. We have not formulated a plan to resolve any possible conflict of interest between his time commitments to our business and to his other business activities. Mr. Sargent’s potential time commitment conflicts that may arise between our business and his other business activities include, among others we may not presently foresee the fact that Mr. Sargent is not presently under an employment agreement with our Company and, theoretically, he could enter an employment agreement with one of his other businesses that could force him to resign from our Company or devote less time to our business than he presently does.

In the event Mr. Sargent is unable to fulfill any aspect of his duties, we may experience a shortfall or complete lack of revenue resulting in little or no profits and the eventual closure of our business, whereby you may lose your entire investment.

Our principal officer also serves as our sole director on our Board of Directors. As such, he has the ability to unilaterally decide all non-voting matters, including the ability to establish compensation packages, most notably his own.

Our principal officer, Henry Sargent, also serves as our sole director on our Board of Directors. As such, and in all non-voting matters, he can unilaterally determine corporate actions by issuing a Resolution of the Board of Directors. The interests of our sole director may differ from the interests of the other shareholders and thus result in corporate decisions that are disadvantageous to other shareholders. In particular, and at his sole discretion, he may establish his own compensation package which could be contrary to the interests of other shareholders, and possibly prevent us from ever achieving profitability, have a negative impact on our overall business, and result in you losing all or part of your investment.

Our Sole Director and Principal Executive Officer, Henry Sargent, may be subject to conflicts of interest.

In addition to his time commitment conflicts, discussed above, our Sole Director and Principal Executive Officer, Henry Sargent, has other potential conflicts of interest in his dealings with us. Circumstances under which a conflict of interest could arise between us and Mr. Sargent include:

•      Mr. Sargent is free to arbitrarily establish his own compensation package;

•      Future compensation agreements with Mr. Sargent or others will not be negotiated at arm’s-length as would normally occur if the agreements were with unaffiliated third parties;

•      Acquisitions and purchases or sales of assets and other similar transactions can be made without due diligence or extended negotiation; and

•      Business combinations or the implementation anti-takeover “poison pill” preventative measures.

We have not formulated a policy for potential conflicts of interest that may arise between us and Mr. Sargent. If a potential conflict of interest arises and cannot be resolved, the result could be contrary to the interests of other shareholders and prevent us from ever achieving profitability, have a negative impact on our overall business, and result in you losing all or part of your investment.

Shareholders may be diluted significantly through our efforts to obtain financing and satisfy obligations through issuance of additional shares of our common stock.

We have no committed source of financing. Wherever possible, our Board of Directors will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of shares of our stock. We have 1,000,000,000 authorized shares of common stock of which 5,168,000 are currently outstanding. Our board of directors has authority, without action or vote of the shareholders, to issue all or part of the remaining 994,832,000 authorized but unissued common shares. In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing shareholders, may further dilute common stock book value. Such dilution may be substantial. Such issuances may also serve to enhance existing management’s ability to maintain control of the Company, because the shares may be issued to parties or entities committed to supporting existing management.

The ability of our principal officer to control our business may limit or eliminate minority shareholders’ ability to influence corporate affairs.

Henry Sargent, our principal officer and sole director, owns approximately 96.74% of our outstanding common stock. Because of this beneficial stock ownership, he will be in a position to continue to elect our Board of directors, decide all matters requiring stockholder approval and determine our policies. His interests may differ from the interests of other shareholders with respect to the issuance of shares, business transactions with or sales to other companies, selection of officers and directors and other business decisions. The minority shareholders would have no way of overriding his decisions. This level of control may also have an adverse impact on the market value of our shares because he may institute or undertake transactions, policies or programs that result in losses, may not take any steps to increase our visibility in the financial community, or may sell sufficient numbers of shares to significantly decrease our price per share.

Our by-laws provide for indemnification of officers and directors at our expense and limit their liability, which may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or directors.

Our by-laws and applicable Delaware law permit us to provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney’s fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents upon such person’s promise to repay us if it is ultimately determined that any such person shall not have been entitled to indemnification. There is no assurance that we would be able to collect on such promises. Therefore, if it is ultimately determined that any such person shall not have been entitled to indemnification, this indemnification policy could result in substantial expenditures by us which we will be unable to recoup.

Risks Related to Our Common Stock

Investors will be unable to sell their securities if no market develops for those securities.

No market exists at the present time for our common shares. Investors in the offering will purchase securities that cannot be resold by those investors until a market exists. We intend to apply for admission to quotation of our securities on the OTC Bulletin Board. If for any reason our common stock is not quoted on the OTC Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so.

There can be no assurances that any public market will ever develop or that our common stock will be quoted for trading and, even if quoted, it is likely to be subject to significant price fluctuations.

There has not been any established trading market for our common stock, and there is currently no public market whatsoever for our securities. There can be no assurances as to whether, subsequent to registration with the SEC:

•      any market for our shares will develop;

•      the prices at which our common stock will trade; or

•      the extent to which investor interest in us will lead to the development of an active, liquid trading market. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for our common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. It may also be difficult for holders to dispose of their stock or receive accurate price quotations. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of the Company and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

Any trading market that may develop may be restricted by virtue of state securities “Blue Sky” laws, which prohibit trading absent compliance with individual state laws. These restrictions may make it difficult or impossible for our security holders to sell shares of our common stock in those states.

There is no public market for our common stock, and there can be no assurance that any public market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities regulations and laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the Blue Sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state Blue Sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. These restrictions prohibit or limit the secondary trading of our common stock.

We currently do not intend to, and may not be able to, qualify our securities for resale by our selling security holders in approximately 17 states that do not offer manual exemptions and require shares to be qualified before they can be resold by our security holders. Accordingly, investors should consider the secondary market for our securities to be a limited one. See also “Plan of Distribution-Blue Sky Restrictions on Resale”.

Any additional funding we arrange through the sale of our common stock will result in dilution to existing security holders.

Our most likely source of working capital and additional funds for the foreseeable future will be the sale of additional shares of our common stock. Such issuances will cause security holders’ interests in our common stock to be diluted, which will negatively affect the value of your shares. However, even if we sought to raise capital through the sale of additional common shares in the future, there can be no assurances that any investors would purchase them.

Because our sole officer and director owns 96.74% of our common stock, he controls corporate decisions that may be disadvantageous to minority security holders.

Our sole officer and director owns approximately 96.74% of the outstanding shares of our common stock. Accordingly, he will have significant influence if not complete discretion in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations or the sale of all or substantially all of our assets, change of control and other corporate transactions, designation of rights and preferences of our preferred stock, amendments to our articles of incorporation and/or bylaws, and as to the outcome of any other matters submitted to our security holders for a vote. The interests of our sole officer and director may differ from the interests of our other security holders and thus result in corporate decisions that are disadvantageous to other security holders.

We may, in the future, issue additional common shares, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorizes the issuance of 1,000,000,000 shares of common stock, of which 5,168,000 shares are issued and outstanding. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

Because we do not have an audit or compensation committee, shareholders will have to rely on our President, who is not independent, to perform these functions.

We do not have an audit or compensation committee comprised of independent directors. Indeed, we do not have any audit or compensation committee. These functions are performed by our president. Thus, there is a potential conflict of interest in that our president has the authority to determine issues concerning management compensation and audit issues that may affect management decisions.

Our common shares are subject to the “Penny Stock” Rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9, which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•      that a broker or dealer approve a person’s account for transactions in penny stocks; and

•      the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

•      obtain financial information and investment experience objectives of the person; and

•      make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•      sets forth the basis on which the broker or dealer made the suitability determination; and 7

•      that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our shares of common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

If a market develops for our shares, sales of our shares relying upon Rule 144 may depress prices in that market by a material amount.

The majority of the outstanding shares of our common stock held by present stockholders are “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933, as amended. The SEC has recently adopted amendments to Rule 144, which became effective on February 15, 2008 and apply to securities acquired both before and after that date. Under these amendments, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we have been current with the Exchange Act periodic reporting requirements for at least twelve months before the sale.

Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed 1% of the total number of shares of our common stock then outstanding, which would equal 51,680 shares of our common stock immediately after this offering, for a company trading on the pink sheets or Over-the-Counter Bulletin Board such as us.

The market for penny stocks has experienced numerous frauds and abuses, which could adversely impact investors in our stock.

We believe that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

•      Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•      Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•      “Boiler room” practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

•      Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

•      The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

We do not expect to pay dividends to holders of our common stock in the foreseeable future. As a result, holders of our common stock must rely on stock appreciation for any return on their investment.

There are no restrictions in our Articles of Incorporation or Bylaws that prevent us from declaring dividends. The Delaware General Corporation Law, however, does prohibit us from declaring dividends where, after giving effect to the distribution of the dividend, we would not be able to pay our debts as they become due in the usual course of business, or if our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution. We have not declared any dividends since our inception, and we do not plan to declare any dividends in the foreseeable future. Accordingly, holders of our common stock will have to rely on capital appreciation, if any, to earn a return on their investment in our common stock.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless the value of such shares appreciates and they sell them. There is no assurance that stockholders will be able to sell shares when desired.

We are an “emerging growth company” and we cannot be certain if we will be able to maintain such status or if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart our Business Startups Act of 2012, or JOBS Act, and we intend to adopt certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We may remain as an “emerging growth company” for up to five full fiscal years following our initial public offering. We would cease to be an emerging growth company, and therefore not be able to rely upon the above exemptions, if we have more than $1 billion in annual revenue in a fiscal year, we issue more than $1 billion of non-convertible debt over a three-year period, or we have more than $700 million in market value of our common stock held by non-affiliates as of any June 30 before the end of the five full fiscal years. Additionally, we cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Under the JOBS Act, we have elected to use the extended transition period for complying with new or revised accounting standards.

Pursuant to Section 107(b) of the JOBS Act, we have elected to use the extended transition period for complying with new or revised accounting standards for an “emerging growth company.” This election will permit us to delay the adoption of new or revised accounting standards that will have different effective dates for public and private companies until such time as those standards apply to private companies. Consequently, our financial statements may not be comparable to companies that comply with public company effective dates.

USE OF PROCEEDS

The selling security holders will receive all proceeds from the sale of the shares of our common stock in this offering. We will not receive any proceeds from the sale of the shares of our common stock offered pursuant to this Prospectus by the selling security holders. We will bear all expenses other than transfer taxes of registration incurred in connection with this offering, but all commissions, selling and other expenses incurred by the selling security holders to underwriters, agents, brokers and dealers will be borne by them.

DETERMINATION OF OFFERING PRICE

There is no established public market for the common stock being registered. All of our outstanding shares held by non-affiliates were issued at $.01 per share. In determining the original offering price of the shares we considered several factors including:

•      Our start-up status;

•      Prevailing market conditions, including the history and prospects for the industry in which we compete;

•      Our future prospects; and

•      Our capital structure.

Therefore, the public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering. Such offering price does not have any relationship to any established criteria of value, such as book value or earnings per share. The price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering. The selling security holders may offer and sell their shares for $0.15 until our securities are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Market prices will be dependent upon securing a qualification for quotation. Sales may be made thereafter at prevailing market prices at the time of sale, or at privately negotiated prices. See “Plan of Distribution” for additional information.

DILUTION

The common stock to be sold by the selling security holders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing security holders as a result of the offering by the selling security holders.

SELLING SECURITY HOLDERS

We are registering an aggregate of 168,000 shares of common stock for resale by the selling security holders listed in the table below. All expenses incurred with respect to the registration of the common stock will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commissions or other expenses incurred by the selling security holders in connection with the sale of such shares.

The following table sets forth information with respect to the maximum number of shares of common stock beneficially owned by the selling security holders named below and as adjusted to give effect to the sale of the shares offered hereby. The shares beneficially owned have been determined in accordance with rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. The information in the table below is current as of the date of this Prospectus. All information contained in the table below is based upon information provided to us by the respective selling security holders, and we have not independently verified this information. The selling security holders are not making any representation that any shares covered by this Prospectus will be offered for sale. The selling security holders may from time to time offer and sell pursuant to this Prospectus any or all of the common stock being registered.

None of the selling security holders are affiliates or controlled by our affiliates. None of the selling security holders hold, or at any time in the past, held any position or office with us or any of our predecessors or affiliates, nor are any of the selling security holders associates or affiliates of any of our officers or directors. No selling security holder is the beneficial owner of any additional shares of common stock or other equity securities issued by us or any securities convertible into, or exercisable or exchangeable for, our equity securities. No selling security holder is a registered broker-dealer or an affiliate of a broker-dealer.

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power of the shares being registered for resale.

None of the selling security holders is a registered broker-dealer or an affiliate of a registered broker-dealer. Each of the selling security holders has acquired his, her or its shares pursuant to a private placement solely for investment and not with a view to or for resale or distribution of such securities. The shares were offered and sold to the selling security holders in a private placement dated September 2014, pursuant to the exemptions from the registration provided by Section 4(a)(2) of the Securities Act.

The percentages of shares beneficially owned shown in the table below are based on 5,168,000 shares of our common stock issued and outstanding as of May 5, 2015, on a fully diluted basis.

	Common Shares owned by the Selling	Number of Shares Offered by Selling	Number of Shares and Percent of Total Issued and Outstanding Held After the Offering(1)
Name of Selling Security Holder	Security Holder	Security Holder	Number of Shares	% of Class
Eloise Carlsen	3,000	3,000	- 0 -	- 0% -
James Riley	5,000	5,000	- 0 -	- 0% -
Benjamin Delgado	5,000	5,000	- 0 -	- 0% -
Thomas Saunders	5,000	5,000	- 0 -	- 0% -
Bodhnarine Persaud	5,000	5,000	- 0 -	- 0% -
Sabrina Persaud	5,000	5,000	- 0 -	- 0% -
Scott Adams	5,000	5,000	- 0 -	- 0% -
Claire Bacon	5,000	5,000	- 0 -	- 0% -
Jerry Evans	5,000	5,000	- 0 -	- 0% -
Elizabeth Reed	5,000	5,000	- 0 -	- 0% -
Kelly Reed	5,000	5,000	- 0 -	- 0% -
Stephen Saunders	5,000	5,000	- 0 -	- 0% -
Richard Persaud	5,000	5,000	- 0 -	- 0% -
Mary Saunders	5,000	5,000	- 0 -	- 0% -
Daniel Griffin	5,000	5,000	- 0 -	- 0% -
Robert Gyemant	5,000	5,000	- 0 -	- 0% -
Erica Saunders	5,000	5,000	- 0 -	- 0% -
Jonathan Hicks	5,000	5,000	- 0 -	- 0% -
Taylor Hicks	5,000	5,000	- 0 -	- 0% -
Dennis McCahon	5,000	5,000	- 0 -	- 0% -
Carol McCahon	5,000	5,000	- 0 -	- 0% -
Lidia Santos	5,000	5,000	- 0 -	- 0% -
Jimmy Girolamo	5,000	5,000	- 0 -	- 0% -
Lynn Girolamo	5,000	5,000	- 0 -	- 0% -
Daniel Mazursky	5,000	5,000	- 0 -	- 0% -
Tanya Mazursky	5,000	5,000	- 0 -	- 0% -
Carolyn Sargent	10,000	10,000	- 0 -	- 0% -
Cynthia Bishop	5,000	5,000	- 0 -	- 0% -
Jason Bishop	5,000	5,000	- 0 -	- 0% -
Carolyn Cook	10,000	10,000	- 0 -	- 0% -
Conrad Huss	5,000	5,000	- 0 -	- 0% -
Audrey Huss	5,000	5,000	- 0 -	- 0% -
TOTAL	168,000	168,000	- 0 -	- 0% -

____________

*      Indicates less than 1%.

(1)   Unless otherwise indicated, the selling security holders have sole voting and investment power with respect to their shares of common stock. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the selling security holders. The share ownership and percentage ownership assume sale of all shares registered pursuant to this prospectus.

PLAN OF DISTRIBUTION
Selling Security Holders

The selling security holders may, from time to time, sell all or a portion of their shares of common stock on any market upon which the common stock may be listed or quoted (anticipated to be the OTC Bulletin Board in the United States), in privately negotiated transactions or otherwise. Such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices. Our common stock is not traded on any exchange or in the over-the-counter market. After the date of this prospectus, we expect to have an application filed with FINRA for our common stock to be eligible for trading on the OTC Bulletin Board. Although there is no assurance that the shares will become eligible for trading on the OTC Bulletin Board, and until our common stock becomes eligible for trading on the OTC Bulletin Board, the selling security holders may offer and sell their shares at a fixed price of $.15 per common share. This price was determined by our management’s good faith estimate of the price of the shares, and is not related to an existing market price or other factor. This price was determined as a good faith estimate of the price of the shares, but is not related to an existing market price or other factor. Upon such eligibility for trading on the OTC Bulletin Board, the selling stockholders will sell the shares at prevailing market prices. Notwithstanding the foregoing, the shares of common stock being offered for resale by this prospectus may be sold by the selling security holders by one or more of the following methods, without limitation:

•      ordinary brokerage transactions and transactions in which the broker solicits purchasers; privately negotiated transactions;

•      market sales (both long and short to the extent permitted under the federal securities laws); at the market to or through market makers or into an existing market for the shares;

•      through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and

•      a combination of any of the aforementioned methods of sale.

In the event of the transfer by any of the selling security holders of its common shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling stockholder who has transferred his, her or its shares. In effecting sales, brokers and dealers engaged by the selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling stockholder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling stockholder to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling stockholder if such broker-dealer is unable to sell the shares on behalf of the selling stockholder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above. The selling security holders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, any of the selling security holders may pledge shares of common stock pursuant to the margin provisions of customer agreements with brokers. Upon a default by a selling security holder, their broker may offer and sell the pledged shares of common stock. Upon a sale of these shares, the selling security holders intend to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act, which may be required in the event any of the selling stockholders defaults under any customer agreement with brokers. To the extent required under the Securities Act, a post-effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We have advised each selling security holder that it may not use shares registered under the registration statement of which this prospectus is a part to cover short sales of common stock made prior to the date on which the registration statement of which this prospectus is a part shall have been declared effective by the SEC. If a selling security holder uses this prospectus for any sale of our common stock, it will be subject to the prospectus delivery requirements of the Securities Act. The selling security holder will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations hereunder promulgated, including, without limitation, Regulation M, as applicable to such selling security holder in connection with resales of its shares under this registration statement.

We may require the selling security holders to suspend the sales of the securities offered by this Prospectus upon the occurrence of any event that makes any statement in this Prospectus or the related Registration Statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

We will to pay all fees and expenses incident to the registration of the shares, but we will not receive any proceeds from the sale of the common stock.

Penny Stock Regulations

You should note that our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000, or individuals with a net worth, or joint net worth in combination with spouse, in excess of $1,000,000 or individuals with annual income exceeding $200,000 in the last 2 years or $300,000 jointly with their spouse in the last 2 years. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC, which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Blue Sky Restrictions on Resale

If a selling security holder wants to sell shares of our common stock under this registration statement in the United States, the selling security holders will also need to comply with state securities laws, also known as “Blue Sky laws,” with regard to secondary sales. All states offer a variety of exemption from registration for secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Exchange Act, or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s. The broker for a selling security holder will be able to advise a selling security holder which states our common stock is exempt from registration with that state for secondary sales.

Any person who purchases shares of our common stock from a selling security holder under this registration statement who then wants to sell such shares will also have to comply with Blue Sky laws regarding secondary sales.

When the registration statement becomes effective, and a selling security holder indicates in which state(s) he desires to sell his shares, we will be able to identify whether it will need to register or will rely on an exemption therefrom.

We and the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling stockholder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling security holders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933, as amended, may be sold by the selling security holder under Rule 144 rather than pursuant to this prospectus.

Rule 144

The SEC has adopted amendments to Rule 144, which became effective on February 15, 2008 and applies to securities acquired both before and after that date. Under these amendments, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least twelve months before the sale.

Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months, but who are our affiliates at the time of, or at any time during the three months preceding a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•      1% of the total number of shares of our common stock then outstanding, which will equal 51,680 shares of our common stock immediately after this offering; or

•      the average weekly trading volume of the shares of our common stock during the four calendar weeks preceding the sale.

Sales under Rule 144 are also limited by manner of sale provisions, notice requirements and the availability of current public information about us.

DESCRIPTION OF SECURITIES TO BE REGISTERED

We are authorized to issue 1,000,000,000 shares of common stock at a par value of $0.0001 per share.

Admission to Quotation on the OTC Bulletin Board

We intend to request that a market maker file an application for our common stock to be quoted on the OTC Bulletin Board. However, we do not have a market maker that has agreed to file such application. If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it:

1.    is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and

2.    securities admitted to quotation are offered by one or more Broker-dealers rather than the “specialist” common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If it meets the qualifications for trading securities on the OTC Bulletin Board, our securities will trade on the OTC Bulletin Board. We may not now or ever qualify for quotation on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our securities.

Among other rights, our Board of directors may determine without further vote or action by our holders of common stock:

•      the number of shares and the designation of the stock;

•      whether to pay dividends on the stock and, if so, the dividend rate, whether dividends will be cumulative and, if so, from which date or dates, and the relative rights of priority of payment of dividends on shares of stock;

•      whether the stock will have voting rights in addition to the voting rights provided by law and, if so, the terms of the voting rights;

•      whether the stock will be convertible into or exchangeable for shares of any other class or series of stock and, if so, the terms and conditions of conversion or exchange;

•      whether or not the shares of stock will be redeemable and, if so, the dates, terms and conditions of redemption and whether there will be a sinking fund for the redemption of the stock and, if so, the terms and amount of the sinking fund; and

•      the rights of the shares of the stock in the event of our voluntary or involuntary liquidation, dissolution or winding up and the relative rights or priority, if any, of payment of shares of the.

Common Stock

Our articles of incorporation authorize the issuance of 1,000,000,000 shares of common stock. There are 5,168,000 shares of our common stock issued and outstanding on May 5, 2015, which shares are held by 33 shareholders. The holders of our common stock:

•      have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by our Board of directors;

•      are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•      do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and

•      are entitled to one non-cumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders.

See also “Plan of Distribution — Penny Stock Regulation” regarding negative implications of being classified as a “Penny Stock.”

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the marketplace rules of the NASDAQ, which would apply only if our common stock were listed on the NASDAQ, require stockholder approval of certain issuances of common stock equal to or exceeding 20% of the then-outstanding voting power or then-outstanding number of shares of common stock, including in connection with a change of control of the Company, the acquisition of the stock or assets of another company or the sale or issuance of common stock below the book or market value price of such stock. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions.

One of the effects of the existence of un-issued and unreserved common stock may be to enable our Board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our Board by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.

Limitations on Directors’ Liability

As permitted by the provisions of the Delaware Revised Statutes, we have the power to indemnify any person made a party to an action, suit or proceeding by reason of the fact that they are or were a director, officer, employee or agent of our company, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any such action, suit or proceeding if they acted in good faith and in a manner which they reasonably believed to be in, or not opposed to, our best interest and, in any criminal action or proceeding, they had no reasonable cause to believe their conduct was unlawful. Termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which they reasonably believed to be in or not opposed to our best interests, and, in any criminal action or proceeding, they had no reasonable cause to believe their conduct was unlawful.

We must indemnify a director, officer, employee or agent who is successful, on the merits or otherwise, in the defense of any action, suit or proceeding, or in defense of any claim, issue, or matter in the proceeding, to which they are a party because they are or were a director, officer employee or agent, against expenses actually and reasonably incurred by them in connection with the defense.

We may provide to pay the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding as the expenses are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that they are not entitled to be indemnified by us.

The Delaware Revised Statutes also permit a corporation to purchase and maintain liability insurance or make other financial arrangements on behalf of any person who is or was:

•      a director, officer, employee or agent of the corporation; or

•      is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

Such coverage may be for any liability asserted against them and liability and expenses incurred by them in their capacity as a director, officer, employee or agent, or arising out of their status as such, whether or not the corporation has the authority to indemnify them against such liability and expenses.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to officers, directors or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

Anti-Takeover Provisions

We may be or in the future we may become subject to Delaware’s control share laws. A corporation is subject to Delaware’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Delaware, and if the corporation does business in Delaware, including through an affiliated corporation. This control share law may have the effect of discouraging corporate takeovers. We currently have 33 stockholders.

The control share law focuses on the acquisition of a “controlling interest,” which means the ownership of outstanding voting shares that would be sufficient, but for the operation of the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (1) one-fifth or more but less than one-third; (2) one-third or more but less than a majority; or (3) a majority or more. The ability to exercise this voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that an acquiring person, and those acting in association with that person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to take away voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell the shares to others. If the buyer or buyers of those shares themselves do not acquire a controlling interest, the shares are not governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than the acquiring person, who did not vote in favor of approval of voting rights, is entitled to demand fair value for such stockholder’s shares.

In addition to the control share law, Delaware has a business combination law, which prohibits certain business combinations between Delaware corporations and “interested stockholders” for three years after the interested stockholder first becomes an interested stockholder, unless the corporation’s Board of directors approves the combination in advance. For purposes of Delaware law, an interested stockholder is any person who is: (a) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation, or (b) an affiliate or associate of the corporation and at any time within the previous three years was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding shares of the corporation. The definition of “business combination” contained in the statute is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Delaware’s business combination law is to potentially discourage parties interested in taking control of our Company from doing so if it cannot obtain the approval of our Board of directors.

Equity Compensation Plan Information

We have not established an equity compensation plan, but anticipate establishing one in the future.

Warrants and Options

As of the date of this Prospectus, there are no outstanding options or warrants to purchase, or other instruments convertible into, our common stock.

Holders

As of May 5, 2015, we have 5,168,000 shares of common stock issued and outstanding, which are held by 33 security holders of record.

Transfer Agent

We have not retained a transfer agent for our common stock. We expect to retain a transfer agent prior to commencing trading of our shares on the OTC Bulletin Board or other exchange or trading market.

INTEREST OF NAMED EXPERTS AND COUNSEL

We have engaged Joseph J. Tomasek, Esq., as Legal Counsel for the preparation of this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

BUSINESS

Corporate History

We were incorporated on August 4, 2014 under the laws of the State of Delaware. We acquired our operating business in a transaction in which we exchanged 5,000,000 shares of common stock for an assignment of 100% of the ownership interest in Buddhi Mat LLC (“BM LLC”) on January 1, 2015. BM LLC was formed in the State of Connecticut in June 2009 to conduct yoga and fitness classes. The sole owner of BM LLC was Henry Sargent. BM LLC is a wholly owned subsidiary of the Company.

At this stage of our business operations, we may never become profitable or generate any significant increase in revenue. We do not have any current plans, arrangements, commitments or understandings to engage in a merger or acquisition with another company. Our auditors’ report reflects the fact that the financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has incurred consecutive negative cash flows from operations. The ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital, and ultimately, the achievement of significant operating revenues over operating expenses. The accompanying financial statements do not include any adjustments that might be required should the Company be unable to recover the value of its assets or satisfy its liabilities. If we are unable to continue as a going concern, you will lose your investment. You should not invest in us unless you can afford to lose your entire investment.

Our fiscal year end is December 31.

Our Business

BMP Holdings Inc., through its subsidiary Buddhi Mat LLC (“BM LLC”), provides yoga classes, private instruction, specialty workshops, clinics and yoga teacher training to the general public at its facility in Ridgefield, Connecticut (our “Ridgefield Center”). BM LLC’s website is www.buddhimatyoga.com. BM LLC has applied for and expects to be granted trade name and trademark protection from the US patent office. We intend to expand our business operations in the tri-state area by identifying a suitable location to open our second yoga and fitness center. However, currently the Company has not formulated a specific plan or identified a suitable location to open an additional facility.

Classes:

The Company, through its subsidiary BM LLC, offers its signature power yoga class, which is a challenging and dynamic style of yoga designed to promote strength, flexibility, stamina and focus. The pose sequencing is specifically designed to help promote a balanced body and presence of mind. The class is designed for all levels and accessible to beginners. Students are encouraged to work at their own personal level. Beginners are given modifications, while more seasoned students will be guided on how to further challenge themselves. The Company also offers a basics class, which follows the same format as the power class, but at a slower pace. This allows for more focus on basic alignment and techniques that help build a solid foundation for the physical practice and a greater understanding of the process.

Specialty Classes:

Restorative Class — Restorative yoga is a practice of passive poses where the body is fully supported and held by props such as bolsters, blankets and blocks. It helps restore and renew the body and mind on every level. It is a deeply healing practice that helps release and reduce stress and can be beneficial for those who experience chronic pain or illness. Restorative yoga is designed for all levels.

Meditation Class — meditation class explores the method of meditation for use as a gateway to understanding oneself and the surrounding world. The class emphasizes the benefits of an hour of stillness and reflection. There are limited moving poses, as sedentary postures are explored in meditation.

Private Instruction:

One-on-one training with an experienced yoga teacher that offers individualized attention to fit the needs of the individual student, to learn the basics as a beginner, and in particular to learn modifications appropriate for a specific physical injury.

Teacher Training Courses:

Yoga Alliance Registered 200 Hour Certification Program that prepares teacher trainees to lead an all-level power yoga class. The course provides trainees with hours of actual practice teaching time. The training group size is kept small. Trainees learn to blend technical knowledge with philosophy to allow the trainee to take control and command of a class as develop as an instructor. Program requirements include ten (10) training weekends, class observation and assisting, written assignments and online education seminars, as well as a practical final of instructing a 90 minute community class.

Multimedia educational and promotional tools

The Company, through its subsidiary, intends to create and distribute audio and video presentations for view on various social media websites including YouTube and Instagram, among others. Such presentations would be distributed for educational and promotional purposes. Such presentation will be made available for sale through the Company’s website. Our audio products are recordings of actual classes conducted by our staff by wearing a microphone attached to a small recording device, such as a smartphone, and are offered on our website for download. Our video products initially would be produced by our staff using low cost digital camera equipment. Should we hire a third party video production company to produce our video products, we expect that the production cost would be between $1,500 to $3,000 per video. Sources of funds for such production expense would come from working capital. Apart from our website, distribution of our audio and video products would be made through social media, such as YouTube and Instagram, at low cost. We expect that our video products and additional audio products will be avail for distribution in the Fall of 2015.

Yoga Workshops and Conferences. The Company may sponsor, and its staff may attend and/or present (instruct), at yoga workshops and conferences in various venues throughout Connecticut and the Northeast. These activities are intended to market the Company’s services, promote brand awareness and attract new customers for the Company.

Revenue Streams

We generate revenue primarily from the fees we charge our students to attend yoga classes, workshops and teacher training programs. We charge $20 per class for drop-in clients ($16 per class for student, senior and active military clients). Clients receive discounts from our drop-in rates when purchasing multiple class cards. We charge $100 per hour for individual private instruction. Our subsidiary, BM LLC, has been operating since 2010 in our Ridgefield Center. In 2014, BM LLC reported annual revenue of $141,226.00. It is our intention to expand our yoga and fitness offerings by either opening or acquiring additional studios in the Tri-state area as a way of providing our services to a larger customer base.

Competitive Business Conditions

Our primary competition is other yoga and fitness studios within the fitness and wellness industry. There is competition for these services in the geographic area in which we hope to expand. We have not undertaken an in-depth evaluation of the Company’s competition.

Employee

Henry Sargent serves as President and the sole member of our Board of Directors during this initial phase of operations. While we will consider other management personnel as our business base increases, Mr. Sargent will remain our primary principal because his skills are determinative to the success of business.

Employment Agreements

We do not have an employment agreement in place with Mr. Sargent, our sole officer and director, and do not anticipate entering into any employment agreements in the foreseeable future. See “Risk Factors”.

Board Committees

As of the date of this, we have not established any committees of the Board of Directors.

Directors

The minimum number of directors we are authorized to have is one and the maximum is six. We currently have one director. Although we anticipate appointing additional directors in the future, as of the date of this prospectus, we have not identified such individuals. Our directors do not receive any compensation for their position on our Board of directors.

Code of Ethics

We intend to adopt a code of ethics that applies to our officers, directors and employees, including, without limitation, our Chief Executive Officer and Principal Accounting Officer, but have not done so to date due to our relatively small size.

Board Independence

Our sole director is not deemed an independent director. We intend to appoint independent persons to committees of the Board of directors as are expected to be required to meet the corporate governance requirements imposed by a national securities exchange when we elect to seek listing on a national security exchange.

DESCRIPTION OF PROPERTY

Our principal office is located at 381 W. Mountain Road, Ridgefield, Connecticut 06877 and we direct all of our business activities from that location. The Company has been granted the use of the approximately 100 square feet of space by our President, and does not pay any rent at the current time and will not pay rent (or other operating expenses, which our President has agreed to fund) until sufficient revenues are available. This space is granted on a month-to-month basis. No written documentation exists for this agreement and it is just an informal arrangement between Mr. Sargent and us. We have not paid any rent to Mr. Sargent since our formation, and there are no current plans to do so at any time in the future. We may lease commercial office facilities at such time in the future as our operations further develop to the point where the facilities are needed. We have no commitments or arrangements for any facilities, and there is no assurance regarding the future availability of commercial office facilities or the terms on which we may be able to lease facilities in the future.

Buddhi Mat LLC, our subsidiary, operates a yoga studio of approximately 1,750 square feet of leased space located at 66 Danbury Road., Ridgefield Connecticut 06877 (our “Ridgefield Facility”). Our subsidiary currently has a five year lease on its current operating facilities, requiring the following gross annual rental payments: 2015: $48,329; 2016: $49,286; 2017: $50,272; 2018: $51,278, and; 2019: $34,638.

We intend to develop additional fitness and yoga studios in the future, however we have no immediately plans for any such development. We have no policy with respect to investments in interests in real estate and no policy with respect to investments in real estate mortgages. Further, we have no policy with respect to investments in securities of or interests in persons primarily engaged in real estate activities.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of common stock. We anticipate applying for quoting of our common stock on the OTC Markets upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of common stock will be quoted on the OTC Markets or, if quoted, that a public market will materialize.

Holders of Capital Stock

As of the date of this registration statement, we had 33 holders of our common stock.

Rule 144 Shares

As of the date of this registration statement, we do not have any shares of our common stock that are currently available for sale to the public in accordance with the volume and trading limitations of Rule 144.

Stock Option Grants

We do not have a stock option plan in place and have not granted any stock options at this time.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

FINANCIAL STATEMENTS

BMP HOLDINGS INC. AND SUBSIDIARY

CONTENTS

BUDDHI MAT LLC

John Scrudato CPA
CERTIFIED PUBLIC ACCOUNTING FIRM

Report of Independent Registered Public Accounting Firm

Members
Buddhi Mat LLC

We have audited the accompanying balance sheet of Buddhi Mat LLC (“the Company”) as of December 31, 2014 and December 31, 2013, and the related statements of operations, partners’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal controls over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Buddhi Mat, LLC as of December 31, 2014 and 2013, and the related statements of operations, partners’ equity, and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4, the Company has incurred significant losses from operations over the last two years and has a December 31, 2014 working capital deficit. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ John Scrudato CPA

Califon, New Jersey
April 3, 2015

BUDDHI MAT LLC

BALANCE SHEETS

	12/31/2014	12/31/2013
	Audited	Audited
Assets
Current assets
Cash	$3,438	$21,016
Inventory	1,825	7,155
Total Current Assets	5,263	28,171
Property, plant and equipment, net	161,262	166,941
Total Assets	$166,525	$195,112
Liabilities and Members’ Equity (Deficit)
Current Liabilities
Accounts payable and accrued expenses	$26,373	$32,232
Notes payable – related party	0	0
Total Current Liabilities	26,373	32,232
Total Liabilities	26,373	32,232
Commitments and Contingencies (Note 6)
Buddhi Mat LLC member’s equity (deficit)
Buddhi Mat LLC deficit	140,152	162,880
Total Equity (Deficit)	140,152	162,880
Total Liabilities and Equity (Deficit)	$166,525	$195,112

 “The accompanying notes are an integral part of these consolidated financial statements.”

BUDDHI MAT LLC

STATEMENTS OF OPERATIONS

	For the Years Ended
	12/31/2014	12/31/2013
	Audited	Audited
Revenues	$141,226	$201,863
Operating expenses	227,600	246,350
Net income from operations	(86,374)	(44,487)
Other income (expense)
None	0	0
Total Other Income (Expense)	0	0
Income from continuing operations before income taxes	(86,374)	(44,487)
Income taxes	0	0
Net income	$(86,374)	$(44,487)

 “The accompanying notes are an integral part of these consolidated financial statements

BUDDHI MAT LLC

STATEMENTS OF CASH FLOWS

	For the Years Ended
	12/31/2014	12/31/2013
	Audited	Audited
Cash flows from operating activities
Net income (loss) from continuing operations	$(86,374)	$(44,487)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation	5,679	5,679
(Increase) decrease in inventory	5,330	1,500
(Increase) decrease in other current assets	0	6,197
Increase (decrease) in accounts payable and accrued expenses	(5,859)	9,528
Net cash used in operating activities	(81,224)	(21,583)
Cash flows from investing activities
None	0	0
Net cash provided (used) by investing activities	0	0
Cash flows from financing activities
Payments on notes payable	0	(19,000)
Contributions	63,646	54,324
Net cash provided (used) by financing activities	63,646	35,324
Net increase (decrease) in cash	(17,578)	13,741
Cash, beginning of period	21,016	7,275
Cash, end of period	$3,438	$21,016

 “The accompanying notes are an integral part of these consolidated financial statements.”

BUDDHI MAT LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

	For the Years Ended
	12/31/2014	12/31/2013
	Unaudited	Unaudited
Supplemental disclosure of cash flow information
Interest paid	$0	$0
Income taxes paid	$0	$0
Supplemental disclosure of non-cash activities
None	$0	$0

 “The accompanying notes are an integral part of these consolidated financial statements.”

BUDDHI MAT LLC

STATEMENTS OF MEMBERS’ EQUITY (DEFICIT)

JANUARY 1, 2013 THROUGH DECEMBER 31, 2014

“AUDITED”

Total
Equity (Deficit) at January 1, 2013	$153,043
Contributions	54,324
Distributions	0
Net income for the year ended December 31, 2013	(44,487)
Equity (Deficit) at December 31, 2013	162,880
Contributions	63,646
Distributions	0
Net income for the year ended December 31, 2014	(86,374)
Equity (Deficit) at December 31, 2014	$140,152

“The accompanying notes are an integral part of these consolidated financial statements.”

BUDDHI MAT LLC

NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2014 AND 2013

Note 1 — Company Background

BMP Holdings Inc., through its subsidiary Buddhi Mat LLC (“BM LLC”), provides yoga classes, private instruction, specialty workshops, clinics and yoga teacher training to the general public in Ridgefield, Connecticut. The Company intends to expand operations of its services in the tri-state area through the opening and/or acquisition of additional yoga and fitness facilities, however, currently the Company has no specific plans to acquire or open an additional facility. BM LLC’s website is buddhimatyoga.com.

Note 2 — Summary of Significant Accounting Policies

This summary of significant account policies of the Company is presented to assist in understanding the Company’s financial statements.

Basis of Presentation

The Company follows the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America and has adopted a year-end of December 31.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Management further acknowledges that it is solely responsible for adopting sound accounting practices consistently applied, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company’s system of internal accounting control is designed to assure, among other items, that 1) recorded transactions are valid; 2) valid transactions are recorded; and 3) transactions are recorded in the proper period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the Company for the respective periods being presented.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

For certain financial instruments, including accounts receivable, accounts payable, accrued expenses, interest payable, advances payable and notes payable, the carrying amounts approximate fair value due to their relatively short maturities.

The Company adopted ASC 820-10, “Fair Value Measurements and Disclosures.” ASC 820-10 defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the consolidated balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

•      Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

BUDDHI MAT LLC

NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2014 AND 2013

Note 2 — Summary of Significant Accounting Policies – (continued)

•      Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

•      Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Company did not identify any non-recurring assets and liabilities that are required to be presented in the balance sheets at fair value in accordance with ASC 815.

In February 2007, the FASB issued ASC 825-10 “Financial Instruments.” ASC 825-10 permits entities to choose to measure many financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. ASC 825-10 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007.

The carrying amounts of cash and current liabilities approximate fair value due to the short maturity of these items. These fair value estimates are subjective in nature and involve uncertainties and matters of significant judgment, and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect these estimates. The Company does not hold or issue financial instruments for trading purposes, nor does it utilize derivative instruments in the management of foreign exchange, commodity price, or interest rate market risks.

Revenue and Cost Recognition

The Company applies paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the sales price is fixed or determinable, and (iii) collectability is reasonably assured. Materially all of the company revenue comes from the transportation of roll off containers.

Cash and Cash Equivalents

For purposes of reporting cashflows, the Corporation considers cash and cash equivalents to be all highly liquid deposits with maturities of three months or less. Cash equivalents are carried at cost, which approximates market value.

Special purpose entities

The Company does not have any off-balance sheet financing activities.

Property, Plant and Equipment

Property, plant and equipment are recorded at cost less accumulated depreciation. Expenditures for major additions and improvements are capitalized. As property and equipment are sold or retired, the applicable cost and accumulated depreciation are removed from the accounts and any resulting gain or loss thereon is recognized as operating expenses.

Depreciation is calculated using the straight-line method over the estimated useful lives or, in the case of leasehold improvements, the term of the related lease, including renewal periods, if shorter. Estimated useful lives are as follows:

Transportation Equipment	5 years
Office Equipment	5 years
Roll Off Containers	5 – 7 years

BUDDHI MAT LLC

NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2014 AND 2013

Note 2 — Summary of Significant Accounting Policies – (continued)

The Company reviews property, plant and equipment and all amortizable intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of these assets may not be recoverable. Recoverability is based on estimated undiscounted cash flows. Measurement of the impairment loss, if any, is based on the difference between the carrying value and fair value.

Business segments

ASC 280, “Segment Reporting” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s management organizes segments within the company for making operating decisions and assessing performance. The Company determined it has one operating segment as of December 31, 2014 and 2013.

Income Taxes

The Company is a sole proprietorship limited liability company and as such an entity the Company does not pay federal or state corporate income taxes on its taxable income. Instead, the partners are liable for individual federal income taxes on their respective shares of the Company’s taxable income. Therefore, no provision or liability for Federal income taxes is included on these financial statements.

Comprehensive Income

ASC Topic 220 (SFAS No. 130) establishes standards for reporting comprehensive income and its components. Comprehensive income is defined as the change in equity during a period from transactions and other events from non-owner sources. Per the financial statements, the Company does not have any available-for-sale securities that are subject to this reporting.

Note 3 — Recent Accounting Pronouncements

No. 2012-02, July 2012, Intangibles — Goodwill and Other (Topic 350): In accordance with the amendments in this update, an entity has the option first to assess qualitative factors to determine whether the existence of events and circumstances indicates that it is more likely than not that the indefinite-lived intangible asset is impaired. If, after assessing the totality of events and circumstances, an entity concludes that it is not more likely than not that the indefinite-lived intangible asset is impaired, then the entity is not required to take further action. However, if an entity concludes otherwise, then it is required to determine the fair value of the indefinite-lived intangible asset and perform the quantitative impairment test by comparing the fair value with the carrying amount in accordance with Subtopic 350-30.

No. 2012-06, October 2012, Business Combinations (Topic 805): When a reporting entity recognizes an indemnification asset (in accordance with Subtopic 805-20) as a result of a government-assisted acquisition of a financial institution and subsequently a change in the cash flows expected to be collected on the indemnification asset occurs (as a result of a change in cash flows expected to be collected on the assets subject to indemnification), the reporting entity should subsequently account for the change in the measurement of the indemnification asset on the same basis as the change in the assets subject to indemnification. Any amortization of changes in value should be limited to the contractual term of the indemnification agreement (that is, the lesser of the term of the indemnification agreement and the remaining life of the indemnified assets).

No. 2013-01, January 2013, Balance Sheet (Topic 210): The amendments in this Update affect entities that have derivatives accounted for in accordance with Topic 815, including bifurcated embedded derivatives, repurchase agreements and reverse repurchase agreements, and securities borrowing and securities lending transactions that are either offset in accordance with Section 210-20-45 or Section 815-10-45 or subject to an enforceable master netting arrangement or similar agreement. Entities with other types of financial assets and financial liabilities subject to a master netting arrangement or similar agreement also are affected because these amendments make them no longer subject to the disclosure requirements in Update 2011-11.

BUDDHI MAT LLC

NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2014 AND 2013

Note 4 — Going Concern

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has incurred consecutive negative cash flows from operations and its working capital is also at a negative position after removing related party loans. The ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital, and ultimately, the achievement of significant operating revenues over operating expenses. The accompanying financial statements do not include any adjustments that might be required should the Company be unable to recover the value of its assets or satisfy its liabilities.

Note 5 — Property, Plant and Equipment

	12/31/2014	12/31/2013
Office furniture and equipment	$14,500	$14,500
Leasehold Improvements	170,367	170,367
Equipment	5,500	5,500
Total Property, plant and equipment	190,367	190,367
Less: accumulated depreciation	(29,105)	(23,426)
Property, plant and equipment, net	$161,262	$166,941

Depreciation expense for 2014 and 2013 was $5,679 and $5,679, respectively.

Note 6 — Commitments and Contingencies

Commitments

The Company currently has a five year lease on its current operating facilities. Its commitments are as follows:

2015	$48,320
2016	$49,286
2017	$50,272
2018	$51,278
2019	$34,638

Contingencies

None.

Note 7 — Related Party Transactions

For the purposes of these financial statements, parties are considered to be related if one party has the ability to control the other party or exercise significant influence over the other party in making financial or operational decisions. In considering each possible related party relationship, attention is directed to the substance of the relationship, not merely the legal form.

BUDDHI MAT LLC

NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2014 AND 2013

Note 7 — Related Party Transactions – (continued)

Related parties may enter into transactions which unrelated parties might not, and transactions between related parties may not be effected on the same terms, conditions and amounts as transactions between unrelated parties. Related party transactions for the period include the following:

Capital Contributions

During the year 2014 and 2013 the Company incurred operating losses. Our sole member contributed $63,646 in 2014 and $54,324 in 2013 as operating capital.

Note 8 — Subsequent Events

The Company is currently in the process of an S-1 registration and expects this registration to become effective at some point during the current fiscal year.

BMP HOLDINGS, INC.

Financial Statements

For the Three Months Ended March 31, 2015 (Unaudited)
For the Years Ended December 31, 2014 and 2013 (Audited)

BMPHOLDINGS, INC.

Table of Contents	Page
Financial Statements:
Accountant’s Audit Report	44
Balance Sheets at December 31, 2014 (audited), December 31, 2013 (audited) And March 31, 2015 (unaudited)	45
Statements of Operations for the Years Ended December 31, 2014, (audited) and December 31, 2013 (audited) and three months ended March 31, 2015 (unaudited)	46
Statements of Cash Flows for the Years Ended December 31, 2014(audited) and December 31, 2013 (audited) and three months ended March 31, 2015 (unaudited)	47
Statements of Stockholders’ Equity for the Years Ended December 31, 2014(audited) and December 31, 2013 (audited) and the three months ended March 31, 2015 (unaudited)	48
Notes to Consolidated Financial Statements	49

Scrudato & Co., PA
CERTIFIED PUBLIC ACCOUNTING FIRM

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders
BMP Holdings, Inc.

We have audited the accompanying balance sheets of BMP Holdings, Inc. (“the Company”) as of December 31, 2014 and 2013 and the related statements of operations, stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal controls over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BMP Holdings, Inc. as of December 31, 2014 and 2013 and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 8, the Company has limited operating history and has incurred losses since inception and has a working capital deficit. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note 8. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Scrudato & Co. PA

Califon, New Jersey

April 30, 2015

7 Valley View Drive Califon, New Jersey 07830 (908)534-0008

Registered Public Company Accounting Oversight Board Firm

BMP HOLDINGS, INC.

CONSOLIDTAED BALANCE SHEET

	3/31/2015	12/31/2014	12/31/2013
	“Unaudited”	“Audited”	“Audited”

Current assets
Cash	$3,860	$3,438	$21,016
Inventory	0	1,825	7,155
Subscription receivable	1,680	0	0
Notes receivable - related party subsidiary	0	0	0
Total Current Assets	5,540	5,263	28,171
Property, plant and equipment(net)	159,840	161,262	166,941
Goodwill	209,000	0	0
Total Assets	$374,380	$166,525	$195,112

Current Liabilities
Accounts payable and accrued expenses	13,871	26,373	32,232
Notes payable - related party	$37,000	$0	$0
Total Current Liabilities	50,871	26,373	32,232

Commitments and Contingencies (Note 6)
BMP Holdings, Inc. Stockholders’ Equity
Common Stock, $0.0001 par value; 1,000,000,000 shares authorized 5,168,000 issued and outstanding at March 31, 2015 and December 31, 2014 and 2013	517	0	0
Buddhi Mat LLC members equity	0	140,152	162,880
Additional Paid in Capital	348,635	0	0
Accumulated deficit	(25,643)	0	0
Total Equity	323,509	140,152	162,880
Total liabilities and equity	$374,380	$166,525	$195,112

 “The accompanying notes are an integral part of these financial statements”

BMP HOLDINGS, INC.

STATEMENTS OF OPERATIONS

	For the three Months Ended	For the Years Ended
	3/31/2015	12/31/2014	12/31/2013
	Unaudited	Audited	Audited

Revenues	$26,086	$141,226	$201,863

Operating expenses	51,729	227,600	246,350

Net income from operations	(25,643)	(86,374)	(44,487)

Other income(expense)
None	0	0	0
Total Other Income (Expense)	0	0	0

Income from continuing operations
before income taxes	(25,643)	(86,374)	(44,487)

Income taxes	0	0	0

Net income	$(25,643)	$(86,374)	$(44,487)

 “The accompanying notes are an integral part of these consolidated financial statements.”

BMP HOLDINGS, INC.

STATEMENTS OF CASH FLOWS

	For the three Months Ended	For the Years Ended
	3/312015	12/31/2014	12/31/2013
	Unaudited	Audited	Audited
Cash flows from operating activities
Net income (loss) from continuing operations	$(25,643)	$(86,374)	$(44,487)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation	1,422	5,679	5,679
(Increase) decrease in inventory	1,825	5,330	1,500
(Increase) decrease in other current assets	0	0	6,197
Increase (decrease) in accounts payable and accrued expenses	(14,182)	(5,859)	9,528
Net cash used in operating activities	(36,578)	(81,224)	(21,583)
Cash flows from investing activities
None	0	0	0
Net cash provided(used) by investing activities	0	0	0
Cash flows from financing activities
Payments on notes payable	0	0	(19,000)
Contributions	37,000	63,646	54,324
Net cash provided(used) by financing activities	37,000	63,646	35,324

Net increase(decrease) in cash	422	(17,578)	13,741

Cash, beginning of period	3,438	21,016	7,275

Cash, end of period	$3,860	$3,438	$21,016

Supplemental disclosure of cash flow information

Interest paid	$0	$0	$0
Income taxes paid	$0	$0	$0

Supplemental disclosure of non-cash activities

None	$0	$0	$0

”The accompanying notes are an integral part of these consolidated financial statements.”

BMP HOLDINGS, INC.

CONSOLIDTAED STATEMENT OF STOCKHOLDERS’ EQUITY

FOR THE THREE MONTHS ENDED MARCH 31, 2015 (UNAUDITED)

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013 (AUDITED)

	Common Stock	Common Stock			Accumulated
	Shares	Amount	LLC Equity	ACIP	Deficit	Total
Balances January 1, 2013	0	$0	$153,043	$0	$0	$153,043

Contributions	0	0	54,324	0	0	54,324
Net Income(loss) 1/1/2013 to 12/31/2013	0	0	0	0	(44,487)	(44,487)

Balances December 31, 2014	0	0	207,367	0	(44,487)	162,880

Contributions	0	0	63,646	0	0	63,646
Net Income(loss) 1/1/2014 to 12/31/2014	0	0	0	0	(86,374)	(86,374)

Balances December 31, 2014	0	0	271,013	0	(130,861)	140,152

Capital stock subscription	168,000	17	0	1,663	0	1,680
Reverse Merger	5,000,000	500	(271,013)	346,972	130,861	207,320
Net Income(loss) 1/1/2015 to 3/31/2015	0	0	0	0	(25,643)	(25,643)

Balances March 31, 2015	5,168,000	$517	0	$348,635	$-25,643	$323,509

 “The accompanying notes are an integral part of these financial statements”

BMP HOLDINGS, INC.

NOTES TO FINANCIAL STATEMENTS
AS OF MARCH 31, 2015 AND DECEMBER 31, 2014 AND 2013

Note 1 — Company Background

BMP Holdings, Inc. (“the Company”) was incorporated in Nevada on August 4, 2014. The Company commenced operating its business through BM LLC, now its wholly owned subsidiary. BM LLC was formed as a limited liability company in the State of Connecticut in June 2009, and it offers yoga and fitness classes to the general public. The Company acquired the operating LLC on January 1, 2015 through a reverse merger, therefore the operating accounting history presented here is that of BM LLC, now it’s wholly owned subsidiary and the capitalization structure is that of BMP holdings, Inc. the ongoing legal structure. The Company intends to expand operations of its services in the tri-state area through the opening and/or acquisition of additional yoga and fitness facilities, however, currently the Company has no specific plans to acquire or open an additional facility. BM LLC’s website is buddhimatyoga.com

Note 2 — Summary of Significant Accounting Policies

This summary of significant account policies of the Company is presented to assist in understanding the Company’s financial statements.

Basis of Presentation

The Company follows the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America and has adopted a year-end of December 31.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Management further acknowledges that it is solely responsible for adopting sound accounting practices consistently applied, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company’s system of internal accounting control is designed to assure, among other items, that 1) recorded transactions are valid; 2) valid transactions are recorded; and 3) transactions are recorded in the proper period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the Company for the respective periods being presented.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

For certain financial instruments, including accounts receivable, accounts payable, accrued expenses, interest payable, advances payable and notes payable, the carrying amounts approximate fair value due to their relatively short maturities.

The Company adopted ASC 820-10, “Fair Value Measurements and Disclosures.” ASC 820-10 defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the consolidated balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

•      Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

BMP HOLDINGS, INC.

NOTES TO FINANCIAL STATEMENTS
AS OF MARCH 31, 2015 AND DECEMBER 31, 2014 AND 2013

Note 2 — Summary of Significant Accounting Policies – (continued)

•      Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

•      Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Company did not identify any non-recurring assets and liabilities that are required to be presented in the balance sheets at fair value in accordance with ASC 815.

In February 2007, the FASB issued ASC 825-10 “Financial Instruments.” ASC 825-10 permits entities to choose to measure many financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. ASC 825-10 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007.

The carrying amounts of cash and current liabilities approximate fair value due to the short maturity of these items. These fair value estimates are subjective in nature and involve uncertainties and matters of significant judgment, and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect these estimates. The Company does not hold or issue financial instruments for trading purposes, nor does it utilize derivative instruments in the management of foreign exchange, commodity price, or interest rate market risks.

Revenue and Cost Recognition

The Company applies paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the sales price is fixed or determinable, and (iii) collectability is reasonably assured. Materially all of the company revenue comes from the transportation of roll off containers.

Cash and Cash Equivalents

For purposes of reporting cash flows, the Corporation considers cash and cash equivalents to be all highly liquid deposits with maturities of three months or less. Cash equivalents are carried at cost, which approximates market value.

Special purpose entities

The Company does not have any off-balance sheet financing activities.

Property, Plant and Equipment

Property, plant and equipment are recorded at cost less accumulated depreciation. Expenditures for major additions and improvements are capitalized. As property and equipment are sold or retired, the applicable cost and accumulated depreciation are removed from the accounts and any resulting gain or loss thereon is recognized as operating expenses.

Depreciation is calculated using the straight-line method over the estimated useful lives or, in the case of leasehold improvements, the term of the related lease, including renewal periods, if shorter. Estimated useful lives are as follows:

Transportation Equipment	5 years
Office Equipment	5 years
Roll Off Containers	5 – 7 years

BMP HOLDINGS, INC.

NOTES TO FINANCIAL STATEMENTS
AS OF MARCH 31, 2015 AND DECEMBER 31, 2014 AND 2013

Note 2 — Summary of Significant Accounting Policies – (continued)

The Company reviews property, plant and equipment and all amortizable intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of these assets may not be recoverable. Recoverability is based on estimated undiscounted cash flows. Measurement of the impairment loss, if any, is based on the difference between the carrying value and fair value.

Business segments

ASC 280, “Segment Reporting” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s management organizes segments within the company for making operating decisions and assessing performance. The Company determined it has one operating segment as of March 31, 2015 and December 31, 2014 and 2013.

Income Taxes

The Company accounts for its income taxes under the provisions of ASC Topic 740, “Income Taxes.” The method of accounting for income taxes under ASC 740 is an asset and liability method. The asset and liability method requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between tax bases and financial reporting bases of other assets and liabilities.

Comprehensive Income

ASC Topic 220(SFASNo.130) establishes standards for reporting comprehensive income and its components. Comprehensive income is defined as the change in equity during a period from transactions and other events from non-owner sources. Per the financial statements, the Company does not have any available-for-sale securities that are subject to this reporting.

JOBS Act — Emerging Growth Company Status

We are an “emerging growth company” as defined in Section 3(a) of the Exchange Act (as amended by the JOBS Act, enacted on April 5, 2012). The United States Congress passed the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), which provides for certain exemptions from various reporting requirements applicable to public companies that are reporting companies and are “emerging growth companies.” We will continue to qualify as an “emerging growth company” until the earliest to occur of: (a) the last day of the fiscal year during which we have total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every five years by the SEC) or more; (b) the last day of our fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement under the Securities Act; (c) the date on which we have, during the previous three-year period, issued more than $1,000,000,000 in non-convertible debt; or (d) the date on which we are deemed to be a “large accelerated filer,” as defined in Exchange Act Rule 12b–2. Therefore, we expect to continue to be an emerging growth company for the foreseeable future.

Note 3 — Recent Accounting Pronouncements

On June 10, 2014, the FASB issued Accounting Standards Update (ASU) No. 2014-10, Development Stage Entities (Topic 915) – Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation, which eliminates the concept of a development stage entity (DSE) in its entirety from current accounting guidance. The Company has elected early adoption of this new standard.

The Company has implemented all other new accounting pronouncements that are in effect and that may impact its consolidated financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

BMP HOLDINGS, INC.

NOTES TO FINANCIAL STATEMENTS
AS OF MARCH 31, 2015 AND DECEMBER 31, 2014 AND 2013

Note 4 — Going Concern

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred consecutive negative cash flows from operations and its working capital is also at a negative position after removing related party loans.  The ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital, and ultimately, the achievement of significant operating revenues over operating expenses.  The accompanying financial statements do not include any adjustments that might be required should the Company be unable to recover the value of its assets or satisfy its liabilities.

Note 5 — Property, Plant and Equipment

Property, plant and equipment and related accumulated depreciation consist of the following:

	3/31/2015	12/31/2014	12/31/2013
Office furniture and equipment	$14,500	$14,500	$14,500
Leasehold Improvements	170,367	170,367	170,367
Equipment	5,500	5,500	5,500
Total Property, plant and equipment	190,367	190,367	190,367
Less: accumulated depreciation	(30,527)	(29,105)	(23,426)
Property, plant and equipment, net	$159,840	$161,262	$166,941

Depreciation expense for 2015, 2014 and 2013 was $1,422, $5,679 and $5,679, respectively.

Note 6 — Commitments and Contingencies

Commitments

The Company currently has a five year lease on its current operating facilities. Its commitments are as follows:

2015	$48,320
2016	$49,286
2017	$50,272
2018	$51,278
2019	$34,638

Contingencies

None.

NOTE 7 — Related Party Transactions

For the purposes of these financial statements, parties are considered to be related if one party has the ability to control the other party or exercise significant influence over the other party in making financial or operational decisions. In considering each possible related party relationship, attention is directed to the substance of the relationship, not merely the legal form.

Related parties may enter into transactions which unrelated parties might not, and transactions between related parties may not be effected on the same terms, conditions and amounts as transactions between unrelated parties. Related party transactions for the period include the following:

BMP HOLDINGS, INC.

NOTES TO FINANCIAL STATEMENTS
AS OF MARCH 31, 2015 AND DECEMBER 31, 2014 AND 2013

NOTE 7 — Related Party Transactions – (continued)

On January 1, 2015 the company acquired an operating company solely owned by a related party in exchange for 5,000,000 shared of our common stock.

Loans Payable

During the three months ended March 31, 2015, the year 2014 and 2013 the Company incurred operating losses. A related party contributed $37,000 in 2015, $54,324 in 2014 and $54,324 in 2013 as operating capital. During 2012 the Company previously borrowed $19,000 from a related party. This note was a demand note with a zero percent interest rate and was considered short term in 2012. It was paid off during 2013.The balance on this note was $19,000 at December 31, 2012 and $0 at December 31, 2013.

Note 8 — Income Taxes

Deferred income tax assets and liabilities are computed annually for differences between financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

The effective tax rate on the net loss before income taxes differs from the U.S. statutory rate as follows:

	3/31/2015	12/31/2014	12/31/2013
Tax expense at statutory rate – federal	$(34)%	(34)%	(34)%
State tax expense, net of federal benefit	0%	0%	0%
Valuation allowance	$34%	34%	34%
Tax expense at actual rate	(34)%	(34)%	(34)%

The significant components of deferred tax assets and liabilities are as follows:

Deferred tax assets and liabilities:	3/31/2015	12/31/2014	12/31/2013
Net operating loss carryforward	$25,643	$0	$0
Valuation allowance	(25,643)	0	0
Net deferred tax asset	$0	$0	$0

On an interim basis, the Company has a net operating loss carryover of approximately $25,643 available to offset future income for income tax reporting purposes, which will expire in various years through 2032, if not previously utilized. This is limited to the current year activity due to the reverse merger. However, the Company’s ability to use the carryover net operating loss may be substantially limited or eliminated pursuant to Internal Revenue Code Section 382. The Company adopted the provisions of ASC 740-10-50, formerly FIN 48, and “Accounting for Uncertainty in Income Taxes”. The Company had no material unrecognized income tax assets or liabilities as of December 31, 2014.

The Company’s policy regarding income tax interest and penalties is to expense those items as general and administrative expense but to identify them for tax purposes. During the period August 4, 2014(inception) through December 31, 2014, there were no income tax, or related interest and penalty items in the income statement, or liabilities on the balance sheet. The Company files income tax returns in the U.S. federal jurisdiction and Nevada state jurisdiction. We are not currently involved in any income tax examinations.

BMP HOLDINGS, INC.

NOTES TO FINANCIAL STATEMENTS
AS OF MARCH 31, 2015 AND DECEMBER 31, 2014 AND 2013

Note 9 — Stockholders’ Equity

Common Stock

The holders of the Company’s common stock are entitled to one vote per share of common stock held. As of March 31, 2015 there were 5,168,000 shares issued and outstanding and 1,000,000,000 shares authorized with a par value of $0.0001.

Note 10 — Net Income (Loss) Per Share

The following table sets forth the information used to compute basic and diluted net income per share attributable to Company for the period August 4, 2014(inception) through December 31, 2014:

	3/31/2015	12/31/2014	12/31/2013
Net Income (Loss)	$(25,643)	$(86,374)	$(44,487)
Weighted-average common shares outstanding basic:
Weighted-average common stock	5,168,000	168,000	N/A
Equivalents
Stock options	0	0	0
Warrants	0	0	0
Convertible Notes	0	0	0
Weighted-average common shares outstanding- Diluted	5,168,000	168,000	N/A

NOTE 11 — Subsequent Events

The Company is currently in the process of an S-1 registration and expects this registration to become effective at some point during the current fiscal year.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of our operations should be read in conjunction with our financial statements and the notes thereto which appear elsewhere in this report. The results shown herein are not necessarily indicative of the results to be expected for any future periods.

This discussion contains forward-looking statements, based on current expectations. All statements regarding future events, our future financial performance and operating results, our business strategy and our financing plans are forward-looking statements and involve risks and uncertainties. In many cases, you can identify forward-looking statements by terminology, such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” or the negative of such terms and other comparable terminology. These statements are only predictions. Known and unknown risks, uncertainties and other factors could cause our actual results and the timing of events to differ materially from those projected in any forward-looking statements. In evaluating these statements, you should specifically consider various factors, including, but not limited to, those set forth in the Registration Statement and in this report.

General

We are engaged providing and conducting yoga and fitness classes to the general public.

We have not yet earned net income from our business operations, and can give no assurances if we will ever earn net income from our business operations. Accordingly, we may be required to raise cash from sources other than our operations in order to continue our business plan. We may raise this additional capital either through debt or equity. No assurance can be given that such efforts will be successful. We anticipate that we will need approximately between $75,000 to $100,000 over the upcoming twelve months to fund our current operations. We have no specific plans at present for raising additional capital. However, such plans may include the issuance of common stock or advances from our President. We have launched our initial operations but can give no assurances as to the date which we will be fully operational.

Jumpstart Our Business Startups Act of 2012

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we have chosen to “opt out” of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

Results of Operations for the Year Ended December 31, 2014, As Compared to the Year Ended December 31, 2013

Revenues were $141,226.00 in the period, or $60,637.00 less than for the year ended December 31, 2013 due to lower client participation in offered classes, workshops and teacher training programs.

Operating expenses decreased $18,750.00 in the same period due to reduced payroll and state sales tax payments taxes associated with the reduced revenue.

Our cash balance decreased $17,578.00 at December 31, 2014, as compared to December 31, 2013.

Liquidity and Capital Resources

Our cash balance at December 31, 2014 was $3,438.00, a decrease of $17,578.00 from $21,016.00 cash balance at December 31, 2013.

We have limited capital resources, as, among other things, we are a development stage company with a limited operating history. We have generated limited revenues to date and may not be able to generate sufficient revenues to become profitable in the future.

The report of our independent registered public accounting firm on our financial statements for the fiscal year ended December 31, 2014 contains an explanatory paragraph regarding our ability to continue as a going concern based on our history of net losses since our inception.

While we have sufficient funds on hand to maintain our current business operations, we will need $75,000 to $100,000 to meet our obligations for the next 12-month period. As a result, we will need to seek additional funding in the near future. We currently do not have a specific plan of how we will obtain such funding; however, we anticipate that additional funding will be obtained in the form of equity financing from the future sale of our common stock. At this time, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to meet our obligations over the next 12 months. We do not have any arrangements in place for any such future equity financing.

Going Concern

Our auditors’ report for the fiscal year ended December 31, 2014, contained a going concern disclosure based, primarily upon the significant losses incurred from operations over the last two years and our working capital deficit at December 31, 2014. The Company has incurred consecutive negative cash flows from operations and its working capital is also at a negative position after removing related party loans. The losses that caused these results are simply a shortfall in both operating revenues, due to a drop in student and program fees and in our fund raising efforts. The ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital, and ultimately, the achievement of significant operating revenues over operating expenses. Management’s plans as of the date of this filing were to continue to seek funding from its shareholders and other qualified investors to pursue its business plan.

In accordance with our disclosure obligations under FRC §607.02, since this filing contains an auditor’s report that includes a going concern modification, we have addressed the financial difficulties that gave rise to the uncertainties identified by our auditors: a shortfall in the generation of fee income for class and personal lessons, as well as a shortage in our fund raising campaign. We believe that we will overcome these financial difficulties through new marketing campaign and a future private placement.

Loans from our President

Since the beginning of 2015, our cash shortfalls have been covered by loans from our founder, Henry Sargent. Mr. Sargent has loaned the Company an aggregate $37,000 during the quarter ended March 31, 2015. These loans are memorialized in four separate interest-free, demand promissory notes. We have no assurances that Mr. Sargent will continue to loan us funds in the future.

Cash Requirements

Our primary objectives for the next twelve-month period are to increase revenues through sales of our fitness and yoga programs. In addition, we expect to pursue raising sufficient capital to fund our operations and open a second operating facility consistent with our business objectives.

We estimate our operating expenses and working capital requirements for the next 12 months to be as follows:

Expense	Amount
12-months of rent and expenses for our Ridgefield Facility	$50,000
Employee and contractor compensation	100,000
General and administration	50,000
Professional services fees	25,000
Total:	$225,000

We expect to meet these obligations through funds generated from our business operations ($125,000 to $150,000), leaving us with a shortfall of approximately $75,000.00 to $100,000 to fund our operations at our Ridgefield Facility over the next 12 months. We currently do not have any committed sources for this additional financing and may not be able to obtain additional financing, particularly if the volatile conditions in the capital and financial markets.

Additional financing may not be available to us when needed or, if available, may not be obtained on commercially reasonable terms. If we are not able to obtain the additional financing on a timely basis, we may be forced to delay or scale down some or all of our development activities or perhaps even cease the operation of our business.

There is substantial doubt about our ability to continue as a going concern as the continuation of our business is dependent upon the continued borrowings from our President, Henry Sargent and/or through the future sale of some of our securities. We have no commitment from Mr. Sargent that he will loan us additional funds to support our operations. We have no commitments from any third parties to purchase any of our securities. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

After our initial funding, we have funded our operations primarily through the cash generated from our business and through loans from our President, Mr. Sargent. We are aware that under FRC §607.02, filings that include reports having going concern modifications must also include appropriate and prominent disclosure of the financial difficulties giving rise to that uncertainty. As these difficulties were not overly complex and due largely as a result of the ordinary course operation of the business and a shortfall in fund raising, the Company believes that the disclosure provided in Note 1 to the financial statements on page 49, the risks presented in Part I. Item 1. “BUSINESS”, at page 26, and the Risk Factors section, beginning on page 8, specifically the Risk Factor entitled “We need to raise additional capital. Failure to secure adequate financing may prevent us from generating sufficient levels of revenue which could cause our business to fail.” at page 10, meet the requirements of FRC §607.02. There is substantial doubt about our ability to continue as a going concern as the continuation of our business is directly tied to receiving additional funding through loans from our President and/or through a future sale of our securities.

We do not anticipate the need to hire employees over the next 12 months with the possible exception of administrative support should our business grow and necessitate such expenditure. We believe the services provided by our sole officer and director are sufficient at this time. We believe that our operations are currently on a small scale and are manageable by one individual.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
AND FINANCIAL DISCLOSURE

In September, 2014, the Company engaged John Scrudato CPA (“Auditor”) as its independent registered public accounting firm for the Company’s fiscal years ended December 31, 2013 and December 31, 2014. The decision to engage the Auditor as the Company’s independent registered public accounting firm was approved by the Company’s Board of Directors.

Since inception of the engagement, (i) there have been no disagreements between the Company and John Scrudato CPA on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of John Scrudato CPA would have caused John Scrudato CPA to make reference to the subject matter of the disagreement in connection with its reports on the Company’s financial statements; and (ii) there were no reportable events as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names and ages of officers and director as of the date of our registration statement, of which this prospectus is a part. Our executive officers are elected annually by our Board of Directors. Our executive officers hold their offices until they resign, are removed by the Board, or his successor is elected and qualified.

Name	Age	Position
Henry Sargent BMP Holdings Inc. 381 W. Mountain Road Ridgefield, CT 06877	48	President and Sole Director

Set forth below is a brief description of the background and business experience of our executive officer and director for the past five years.

Henry Sargent, President and Sole Director

Mr. Sargent has been our President and Sole Director since incorporation. For the five years period prior to this offering, Mr. Sargent has been the Manager of our subsidiary, Buddhi Mat LLC. In addition, Mr. Sargent has 15 plus years of experience in the investment industry as a private investment fund manager. Mr. Sargent earned his Bachelor of Arts degree from Connecticut College- and his Juris Doctor degree from Fordham University School of Law.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

EXECUTIVE COMPENSATION

The following table presents information concerning compensation for each of our named executive officers for services in all capacities during the years indicated:

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)
Henry Sargent,	2014	$0	0	(1)	0	0	0	0	$0
President and Sole Director	2013	$0	0	0	0	0	0	0	$0

____________

(1)   Mr. Henry Sargent received 5,000,000 shares of the Company’s common stock for his contribution of all of his ownership interests in our wholly owned subsidiary, Buddhi Mat LLC.

Option Grants

There were no individual grants of stock options to purchase our common stock made to the executive officers named in the Summary Compensation Table.

Aggregated Option Exercises and Fiscal Year-End Option Value

There were no stock options exercised by the executive officers named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards

There were no awards made to a named executive officers in the last completed fiscal year under any LTIP.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Employment Agreements

Currently, we do not have an employment agreement in place with our officer and director.

Auditors

Our principal independent accountant is John Scrudato CPA, 7 Valley View Drive Califon, New Jersey 07830.

Potential Conflicts of Interest

Except for our President, Henry Sargent’s potential conflicts: (i) between his time commitments to our business and his other business activities discussed in the Risk Factors section of this prospectus at pages 10, 11 and 14; (ii) his employment status, addressed in the first paragraph at page 10; (iii) his compensation, disclosed in the risk factor, “Our Sole Director and Principal Executive Officer, Henry Sargent, may be subject to conflicts of interest”, at page 11, and; (iv) his compensation, coupled with his control of audit procedures, addressed in the risk factor, “Because we do not have an audit or compensation committee, shareholders will have to rely on our President, who is not independent, to perform these functions”, at page 13, we are not aware of any current or potential conflicts of interest with any of our executives or directors.

Code of Ethics

We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officers. We do not have a “financial expert” on the Board or an audit committee or nominating committee. We intend to adopt a code of ethics that applies to our officers, directors and employees, including of Chief Executive Officer and Principal Accounting Officer, but have not done so to date due to our relatively small size.

Board Independence

Our sole director is not deemed an independent director. We intend to appoint such persons to committees of the Board of directors as are expected to be required to meet the corporate governance requirements imposed by a national securities exchange when we elect to seek listing on a national security exchange.

Committees of the Board of Directors

Concurrent with having sufficient members and resources, our Board of directors will establish an audit committee and a compensation committee. We believe that we will need a minimum of five directors to have effective committee system. The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls. The compensation committee will manage the stock option plan, if any, and review and recommend compensation arrangements for the officers. No final determination has yet been made as to the memberships of these committees or when we will have sufficient members to establish committees.

All directors will be reimbursed by us for any expenses incurred in attending directors’ meetings, provided that we have the resources to pay these fees. We will consider applying for officers and directors liability insurance at such time when we has the resources to do so.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our capital stock as of the date hereof by (i) each person whom we know to beneficially own more than five percent of any class of our common stock, and (ii) our sole director and sole executive officer. The individual listed below has sole voting and investment power with respect to the shares beneficially owned.

As of May 5, 2015, we had 5,168,000 shares of common stock outstanding which are held by 33 security holders. The chart below sets forth the ownership of our common stock, or claimed ownership, of certain individuals.

Title of Class	Name and Address of Beneficial Owner	Amount of Shares Beneficially Owned	Percent of Class*
Common Stock	Henry Sargent(1) 381 W Mountain Road Ridgefield, CT 06877	5,000,000	96.74%
Common Stock	Officers and Directors as a Group (1 person)	5,000,000	96.74%

____________

*      shares of common stock issued and outstanding as of May 5, 2015.

(1)   Mr. Sargent serves as our President, Principal Executive Officer, Principal Financial Officer and Chairman.

TRANSACTIONS WITH RELATED PERSONS,
PROMOTERS AND CERTAIN CONTROL PERSONS

Certain Related Party Transactions

We acquired our operating business on January 1, 2015 in a transaction in which we exchanged 5,000,000 shares of common stock for an assignment of 100% of the ownership interests in Buddhi Mat LLC (“BM LLC”), a Connecticut limited liability company formed in June 2009. BM LLC was owned by Henry Sargent and the 5,000,000 shares were distributed to him in the exchange of 100% membership interests in BM LLC.

We have not undertaken any other transactions with related persons, promoters and control persons. We currently utilize office space from Mr. Sargent, and going forward expect this space to be provided by Mr. Sargent at no-charge to the Company.

For the audited period of the Company, Mr. Sargent has advanced $117,970 to the Company. These advances from Mr. Sargent are unsecured, non-interest bearing and due on demand. There are no “off balance sheet arrangements,” as defined in Item 303 of Regulation S-K under the Securities Act, to which the Company or any Subsidiary of the Company is a party. These advances from Mr. Sargent are evidenced in the form of promissory notes. Pursuant to the instructions of Item 404 of Regulation S-K, since the beginning of the registrant’s last fiscal year, there are no or any currently proposed transaction, in which the registrant was or is to be a participant and the amount involved exceeds $120,000.00. No member of Management or the Board of Directors has had any relationship with us requiring additional disclosure under said Item.

Indebtedness of Management

No officer, director or security holder known to us to own of record or beneficially more than 5% of our common stock or any member of the immediate family or sharing the household (other than a tenant or employee) of any of the foregoing persons is indebted to us.

Independence of The Board Of Directors

Although our common stock is not listed on a public exchange, we will be filing to obtain a quotation on the OTC Markets concurrently with the filing of this prospectus. In order to be quoted on the OTC Markets, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Markets, nor can there be any assurance that such an application for quotation will be approved.

We intend to list our common stock on the OTC Markets. For a director to be “independent” under these standards, the Board must affirmatively determine that the director has no material relationship with us, either directly or as a partner, shareholder, or officer of an organization that has a relationship with us. Applying corporate governance standards, and all other applicable laws, rules and regulations, the Board of Directors has determined that none of our directors are independent. This does not constitute an independent board of directors.

Disclosure of Commission Position on Indemnification of Securities Act Liabilities

Our directors and officers are indemnified as provided by the Delaware corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

BMI HOLDINGS INC.

168,000 SHARES OF COMMON STOCK

_______________

PROSPECTUS

_______________

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until      , all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus is      , 2015

PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

Securities and Exchange Commission registration fee	$4.00
Federal Taxes	$0
State Taxes and Fees	$0
Transfer Agent Fees	$0
Accounting fees and expenses	$4,000
Legal fees and expense	$10,000.00
Blue Sky fees and expenses	$0
Miscellaneous	$0
Total	$14,004.00

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers

Our directors and officers are indemnified as provided by the Delaware corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Section 102 of the Delaware General Corporation Law permits a corporation to eliminate the personal liability of its directors or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our certificate of incorporation provides that no director shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is party or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or such other court shall deem proper.

Item 15. Recent Sales of Unregistered Securities

We were incorporated in the State of Delaware on August 4, 2014. In January 2015, we issued 5,000,000 shares of common stock to our founder, Henry Sargent, in exchange for all of the membership interests of our wholly owned subsidiary, Buddhi Mat, LLC. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act. These shares of our common stock qualified for exemption under Section 4(a)(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(a)(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In the 3 months ending December 31, 2014, we sold through a private placement a total of 168,000 shares of common stock to 32 investors, at a price per share of $0.01 for an aggregate offering price of $1,680.00. The above securities were not registered under the Securities Act. These shares of our common stock qualified for exemption under Section 4(a)(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(a)(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investors had the necessary investment intent as required by Section 4(a)(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(a)(2) of the Securities Act of 1933 for this transaction.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

Item 16. Exhibits and Financial Statement Schedules

EXHIBIT NUMBER	DESCRIPTION
3.1**	Articles of Incorporation
3.2**	By-Laws
5.1**	Opinion of Joseph J. Tomasek, Esq.
10.1**	Form of Contribution Agreement, Henry Sargent and BMP Holdings, Inc.
10.2**	Lease Agreement, by and between the Company and Norfolk Company, LLC, dated August 10, 2009, with 5-year extension letter.
23.1***	Consent of John Scrudato, Certified Public Accountant re Audited Statements — BMP Holdings, Inc.
23.2***	Consent of John Scrudato, Certified Public Accountant re Unaudited Statements — Buddi Mat LLC
23.3**	Consent of Counsel (included in Exhibit 5.1, hereto)

____________

*      Previously filed as Exhibits to Amendment No. 1 to Form S-1 Registration statement filed with the Commission on June 29, 2015.

**     Previously filed as Exhibits to Form S-1 Registration statement filed with the Commission on May 11, 2015.

***   Filed herewith.

Item 17. Undertakings

(A)  The undersigned Registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.      To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5)   Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirement of the Securities Act of 1933, the registrant has duly caused this Amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Ridgefield, State of Connecticut, on August 4, 2015.

BMP HOLDINGS INC.

By:	/s/ Henry Sargent
Henry Sargent President and Sole Director (Duly Authorized, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Henry Sargent	Chief Executive Officer, Director	August 4, 2015
Henry Sargent	(Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer)